UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 23, 2005

Date of Report (Date of earliest event reported)

NORTH AMERICAN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

20200 Sunburst Street, Chatsworth, California 91311
(Address of principal executive offices) (Zip Code)

(818) 734-8600
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 23, 2005, North American Scientific, Inc. (the “Company”), received a notice from the Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with the Nasdaq requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14), due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended January 31, 2005 (the “Form 10-Q”).

As a result of the Company’s noncompliance, the Company’s common stock is subject to delisting from Nasdaq at the opening of business on April 1, 2005, unless the Company requests a timely hearing with a Nasdaq Listing Qualifications Panel to appeal such delisting.  The Company intends to make such an appeal.  A request for a hearing will stay the delisting action pending the issuance of a written determination by a Nasdaq Listing Qualifications Panel.  The Company’s common stock will remain quoted on Nasdaq pending the outcome of the appeal under the symbol NASIE.  The fifth character “E” will be appended to the Company’s trading symbol at the opening of business on March 28, 2005.  While the Company is working diligently to complete and file its Form 10-Q as promptly as possible, the Company can provide no assurances that a Nasdaq Listing Qualifications Panel will grant the Company’s request for continued listing.

On March 25, 2005, the Company issued a press release announcing the receipt of the notification from Nasdaq, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.                  Financial Statements and Exhibits.

(c)                    Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release of North American Scientific, Inc. dated March 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date: March 25, 2005	By:	/s/ L. Michael Cutrer
		Name:	L. Michael Cutrer
		Title:	President and
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	North American Scientific, Inc. press release dated March 25, 2005.